Report of Independent Registered Public
Accounting Firm
To the Partners and Board of Directors of
Salient Private Access Institutional Fund, L.P.:
In planning and performing our audit of the
financial statements of Salient Private Access
Institutional Fund, L.P. (the Fund) as of and for
the year ended December 31, 2016, in
accordance with the standards of the Public
Company Accounting Oversight Board (United
States), we considered the Funds internal
control over financial reporting, including
control activities over safeguarding securities,
as a basis for designing our auditing procedures
for the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting. Accordingly, we express no
such opinion.
Management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A funds
internal control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in accordance
with generally accepted accounting principles
(GAAP). A funds internal control over financial
reporting includes those policies and procedures
that (1) pertain to the maintenance of records
that, in reasonable detail, accurately and fairly
reflect the transactions and dispositions of the
assets of the company; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with GAAP, and that
receipts and expenditures of the fund are being
made only in accordance with authorizations of
management and directors of the fund; and
(3) provide reasonable assurance regarding
prevention or timely detection of unauthorized
acquisition, use, or disposition of a funds assets
that could have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent
or detect misstatements. Also, projections of
any evaluation of effectiveness to future periods
are subject to the risk that controls may become
inadequate because of changes in conditions, or
that the degree of compliance with the policies
or procedures may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of
a control does not allow management or
employees, in the normal course of performing
their assigned functions, to prevent or detect
misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial
reporting, such that there is a reasonable
possibility that a material misstatement of the
Funds annual or interim financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Funds internal control
over financial reporting was for the limited
purpose described in the first paragraph and
would not necessarily disclose all deficiencies
in internal control that might be material
weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Funds internal control over
financial reporting and its operation, including
controls over safeguarding securities, that we
consider to be a material weakness as defined
above as of December 31, 2016.
This report is intended solely for the
information and use of management and the
Board of Directors of the Fund and the
Securities and Exchange Commission and is not
intended to be and should not be used by
anyone other than these specified parties.
/s/ KPMG LLP
Columbus, Ohio
March 1, 2017